Exhibit 32.2
CERTIFICATION
In connection with this Quarterly Report on Form 10-Q of Corebridge Financial, Inc. (the “Company”) for the three and six months ended June 30, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Christopher Filiaggi, Interim Chief Financial Officer and Chief Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, that:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: August 5 2026

/S/ CHRISTOPHER FILIAGGI
Christopher Filiaggi
Interim Chief Financial Officer and Chief Accounting Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.